STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT ("Agreement"), dated as of the 14th day of March , 2007, is entered by and between Synergy Business Consulting, LLC, an Illinois limited liability company ("Purchaser") and Danny Wettreich (the "Seller"), a stockholder of Forme Capital, Inc., a Delaware corporation (the "Company").

                                WITNESSETH THAT:

      WHEREAS, Purchaser desires to purchase from Seller a total of 11,824,200 shares of Common Stock of the Company, par value $.001 (the "Shares") and Seller desires to sell said Shares to Purchaser on terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and mutual covenants set forth below, the parties hereto agree as follows:

1.    PURCHASE AND SALE OF SHARES

      1.1 Purchase of Shares. On the date hereof and subject to the terms and conditions of this Agreement, the Seller shall issue, sell, assign, transfer, and deliver to Purchaser and Purchaser shall purchase, for the purchase price set forth in Section 2.1 hereof, the 11,824,200 Shares at the closing provided for in Section 1.4 hereof (the "Closing"), free and clear of all liens, charges, or encumbrances of whatsoever nature.

      1.2 Transfer of Title to the Shares. The sale, assignment, conveyance, transfer, and delivery by Seller of the 11,824,200 Shares of Common Stock shall be made by delivering to Purchaser duly endorsed stock certificates representing 11,824,200 shares of common stock of the Company.

      1.3 Purchase Price. Concurrent with the delivery of the Stock Certificates, Purchaser shall deliver to Seller the purchase price of Five Hundred Fifty Thousand Dollars ($550,000) (the "Purchase Price") for the Shares. The Purchase Price shall be paid in cash to Seller.

      1.4 Closing Date. The Closing of the transactions provided for in this Agreement shall take place on or before March 15, 2007 at 730 W. Randolph, 6th Floor, Chicago, IL 60661.

      1.5 Delivery at Closing. At the Closing

      (a) The Seller shall deliver to the Purchaser stock certificates representing the Shares. The certificates representing the Shares shall be duly endorsed for transfer to the Purchaser and accompanied by, (i) if required by the Company's transfer agent, an opinion of counsel reasonably acceptable to the Company, the Purchaser and the Company's transfer agent and (ii) stock powers with medallion signature guarantees or other instruments of transfer duly executed to the Purchaser; and

      (b) The Purchaser shall transfer the aggregate Purchase Price to the Seller in the form of certified bank check or wire transfer.

2.    RELATED TRANSACTIONS

      2.1 Finder. There are no finders with respect to the transaction contemplated herein.

      2.2 Resignation of Transfer Agent. Purchaser and Seller acknowledge and agree that Stock Transfer Company of America, Inc. will resign as the Company's transfer agent effective at closing.


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3.    REPRESENTATIONS AND WARRANTIES BY THE SELLER AND PURCHASER

      3.1 Seller hereby represents and warrants to Purchaser as follows:

      (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware, and is qualified in no other state.

      (b) This Agreement and any other agreement executed by Seller in connection herewith have been duly executed and delivered by them and constitute the valid, binding and enforceable obligation of Seller, subject to the applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and rights of stockholders.

      (c) The authorized capital stock of the Company consists of 100,000,000 shares of preferred stock, $.01 par value, none of which are issued and outstanding; and 100,000,000 shares of common stock, 12,715,100 of which are validly issued and outstanding, fully paid and non-assessable. The Shares have been validly issued, are fully paid and non-assessable, and are owned beneficially and of record by Seller free and clear of all liens, pledges, encumbrances, security agreements, options, claims, charges and restrictions of any nature whatsoever, except any restrictions under applicable securities laws, and Seller has not previously entered into any agreement or commitment for the sale of all or part of the Shares or otherwise conveyed or encumbered Seller's interest (voting or otherwise) with respect to the Shares. The Seller has the unqualified right to sell, assign, and deliver the Shares, and, upon consummation of the transactions contemplated by this Agreement, the Purchaser will acquire good and valid title to the Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature. The Purchaser acknowledges that these Shares being acquired from the Seller are restricted securities as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the "Act").

      (d) Seller is not a party to or bound by any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Purchaser according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by Purchaser according to the terms of this Agreement may be prohibited, prevented or delayed.

      (e) Seller has full power and authority to sell and transfer the Shares to Purchaser without obtaining the waiver, consent, order or approval of (i) any state or federal governmental authority or (ii) any third party or other person including, but not limited to, other stockholders of the Company.

      (f) The Company has the corporate power and authority to carry on its business as presently conducted.

      (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or By-Laws of the Company, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company or Seller is a party to or by which the Company or the Seller is bound.


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      (h) The Certificates representing the Shares (other than the Shares delivered by Seller) delivered pursuant to this Agreement are owned by affiliates of the Company and as such, certain trading restrictions imposed under Rule 144 of the Act promulgated under the Act are applicable to the Shares.

      (i) There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of the Seller and Company threatened against or affecting, the Company or any of its assets or properties before any court or arbitrator or any governmental body, agency or official. The Company is not subject to any outstanding judgment, order or decree.

      (j) The Company has filed all reports required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) of the Exchange Act, as a public reporting company (the foregoing materials being collectively referred to herein as "SEC Reports"), including but not limited to the quarterly report on Form 10-QSB for the fiscal quarter ended January 31, 2007 and the quarterly report on Form 10-QSB for the period ended October 31, 2006. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

      (k) Since the date of the filing of the quarterly report on Form 10-QSB for the period ended January 31, 2007, except as specifically disclosed in the SEC reports, the Company has not incurred any liabilities (contingent or otherwise).

      3.2 Purchaser represents and warrants to Seller as follows:

      (a) The undersigned Purchaser understands that the Shares have not been registered with the United States Securities and Exchange Commission or any state or foreign securities agencies.

      (b) Purchaser is a Delaware limited liability company and has the requisite competence and authority to execute and deliver this Agreement and any other agreements and undertakings referenced herein, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and any other agreements executed by Purchaser in connection herewith have been duly executed and delivered by it and constitute the valid, binding and enforceable obligation of Purchaser, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and the rights of stockholders.

      (c) Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests. Purchaser has the financial means to, and acknowledges that it must bear the economic risk of this investment indefinitely, unless the Shares are subsequently registered pursuant to the Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares.


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

      (d) Purchaser is not an underwriter and is acquiring the Seller's Shares for Purchaser's own account for investment only and not with a view towards distribution thereof within the meaning of the Act, the state securities laws and any other applicable laws.

      (e) Purchaser has the capacity to protect its interests in connection with the transactions contemplated hereby as a result of its business or financial expertise.

      (f) To the extent that any federal, and/or state securities laws shall require, the Purchaser hereby agrees that any Shares acquired pursuant to this Agreement shall be without preference as to assets.

      (g) Neither the Company nor the Seller is under an obligation to register or seek an exemption under any federal, state or foreign securities acts for any stock of the Company or to cause or permit such stock to be transferred in the absence of any registration or exemption and that the Purchaser herein must hold such stock indefinitely unless such stock is subsequently registered under any federal and/or state securities acts or an exemption from registration is available.

      (h) The Purchaser has had the opportunity to ask questions of the Company and the Seller and receive additional information from the Company and the Seller to the extent that the Company and the Seller possessed such information or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Company. Further, the Purchaser has been given or has had access to: (1) all material books and records of the Company; (2) all material contracts and documents relating to the Company and this proposed transaction; and (3) an opportunity to question the Seller and the appropriate executive officers of the Company.

      (i) Purchaser will timely file all reports required by it under the Act, Exchange Act and any state securities laws.


4.    COVENANTS OF SELLER

      4.1 Liabilities of Company. As of the Closing Date, other than routine state franchise or similar taxes, stock transfer agent fees and filing fees under the Exchange Act, Seller agrees that there shall be no liabilities or debts of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt. In any event, any debts or liabilities incurred by the Company prior to the Closing (and not accrued as of the Closing
Date) shall be paid from the proceeds from the sale of the Shares to Purchaser. Seller shall be jointly and severally liable for the payment of such liabilities.

5.    CONDITIONS TO CLOSING

      5.1 Transfer Agent. Seller shall cause the transfer agent (i.e. Stock Transfer Company of America, Inc.) to recognize Purchaser as the owner of the Shares and to provide Purchaser at its cost, with a current list of all shareholders of the Company.



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6.    SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

      6.1 Survival of Representations. All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.

      6.2 Indemnification.

      (a) The Seller agrees to indemnify the Purchaser, and hold him harmless from and in respect of any assessment, loss, damage, liability, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys' fees) in excess of $1,000.00 in the aggregate, imposed upon or incurred by the Purchaser resulting from a breach of any agreement, representation, or warranty of the Seller. Assertion by the Purchaser to its right to indemnification under this Section 6.2 shall not preclude assertion by the Purchaser of any other rights or the seeking of any other remedies against the Seller.

      (b) The Purchaser agrees to indemnify the Seller, and hold him harmless from and in respect of any assessment, loss, damage, liability, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys' fees) in excess of $1,000.00 in the aggregate, imposed upon or incurred by the Seller resulting from a breach of any agreement, representation, or warranty of the Purchaser. Assertion by the Seller to its right to indemnification under this Section 6.2 shall not preclude assertion by the Seller of any other rights or the seeking of any other remedies against the Purchaser.


7.    MISCELLANEOUS

      7.1 Expenses. All fees and expenses incurred by the Purchaser and Seller in connection with the transactions contemplated by this Agreement shall be borne by the party incurring the same.

      7.2 Further Assurances. From time to time, at the Purchaser's request and without further consideration, the Seller, at the Purchaser's expense, will execute and transfer such documents and will take such action as the Purchaser may reasonably request in order to effectively consummate the transactions contemplated herein

      7.3 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors and assigns of the parties hereto.

      7.4 Prior Agreements; Amendments. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement shall not be amended except by a writing signed by both parties or their respective successors or assigns.

      7.5 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

      7.6 Governing Law. The situs of this Agreement is Chicago, Illinois, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the state of Illinois.


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      7.7 Notices. All notices, requests, demands, and other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         If to the Seller:          Danny Wettreich
                                    18170 Hillcrest Road, Suite 100
                                    Dallas, Texas 75252


         If to the Purchaser:       Synergy Business Consulting, LLC
                                    Attn: Bartly J. Loethen
                                    730 West Randolph, 6th Floor
                                    Chicago, IL 60661


      7.8 Effect. In the event any portion of this Agreement is deemed to be null and void under any state, provincial, or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

      7.9 Counterparts. This Agreement may be executed in one or more counterparts and by transmission of a facsimile or digital image containing the signature of an authorized person, each of which shall be deemed and accepted as an original, and all of which together shall constitute a single instrument. Each party represents and warrants that the person executing on behalf of such party has been duly authorized to execute this Agreement.


                      *******signature page follows********


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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.



SELLER:                         PURCHASER:

/s/ Danny Wettreich            Synergy Business Consulting, LLC

Danny Wettreich
                                By:  /s/ Bartly J. Loethon
                                     ----------------------------------
                                Its: Manager
                                     ----------------------------------




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